                                VOTING AGREEMENT

         VOTING AGREEMENT (the "Agreement") dated as of June 26, 2000 between each of the undersigned stockholders (each, a "Stockholder" and collectively, the "Stockholders") of Media Metrix, Inc., a Delaware corporation ("Media Metrix"), and Jupiter Communications, Inc., a Delaware corporation ("Jupiter").

         WHEREAS, Media Metrix, Jupiter and MMX Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Media Metrix ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Merger Sub with and into Jupiter (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Jupiter has required that each Stockholder enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Definitions. Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Merger Agreement.

         Section 2. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Jupiter in respect of itself as follows:

                  (a) The Stockholder is the owner, of record or beneficially (as such term is defined in the Exchange Act) of that number of shares of Media Metrix Common Stock ("Media Metrix Shares") set forth opposite its name on Part 1 of Exhibit A (but not including any Future Media Metrix Shares (as hereinafter defined)); has the full and exclusive power and authority to vote (or direct the voting of), and to execute (or direct the execution of) consents with respect to, such Media Metrix Shares; and owns such Media Metrix Shares free and clear of any Share Arrangements (including any Share Arrangements relating to the voting of such Media Metrix Shares) or other Encumbrances, except for the option set forth in Part 1 of Exhibit A (the "NPD Option");

                  (b) Part 2 of Exhibit A sets forth all Media Metrix Shares which the Stockholder has the right to obtain at any time (disregarding for this purpose any vesting provisions or other restrictions on exercise) upon the exercise of stock options outstanding, or under any other Share Arrangements in effect, on the date hereof ("Future Media Metrix Shares");

                  (c) The Stockholder does not own, of record or beneficially, or have the right to acquire any Media Metrix Shares other than as set forth on Exhibit A; and

                  (d) The Stockholder has the legal capacity and all other right, power and authority to enter into this Agreement and the Proxy (as hereinafter defined) and to carry out its obligations hereunder and thereunder. The execution and delivery by the Stockholder of this Agreement and the performance by the Stockholder of its obligations hereunder have been duly and validly authorized by the trustees of the Stockholder, Board of Directors of the Stockholder, or general partner[s] of the Stockholder (as the case may be). This Agreement and the Proxy have been duly and validly executed and delivered by the Stockholder and constitute the valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with their respective terms; and the execution and delivery by the Stockholder of this Agreement and the Proxy and the performance by the Stockholder of its obligations hereunder and thereunder will not (with or without notice, lapse of time or both) (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any Contract to which the Stockholder is a party or by which the Stockholder is bound, (ii) violate any Decree or Law applicable to the Stockholder, or (iii) result in the creation of, or impose any obligation on the Stockholder to create, any Encumbrance upon any Media Metrix Shares other than in favor of Jupiter.

         Section 3. Representations and Warranties of Jupiter. Jupiter represents and warrants to each of the Stockholders as follows: Jupiter has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Jupiter of this Agreement and the performance by Jupiter of its obligations hereunder have been duly and validly authorized by the Board of Directors of Jupiter. This Agreement has been duly and validly executed and delivered by Jupiter and constitutes the valid and binding agreement of Jupiter, enforceable against Jupiter in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

The representations and warranties contained in this Section 3 and in Section 2 hereof shall be made as of the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated or this Agreement is terminated in accordance with its terms.

         Section 4. Agreement to Vote Media Metrix Shares. Each Stockholder hereby agrees to be present (in person or by proxy) and to vote its Media Metrix Shares and any New Shares (as hereinafter defined), and to cause any holder of record of its Media Metrix Shares or New Shares to be present (in person or by proxy) and to vote (including by giving a written consent), (a) in favor of approval of the Merger and the Merger Agreement and any other matters necessary for the consummation of the Merger, (b) against any Competing Transaction, and
(c) against any proposed action or transaction that would result in a breach of any representation, warranty, covenant or agreement of Media Metrix under the Merger Agreement or result in any of the conditions contained in Section 6.1 or
6.2 of the Merger Agreement becoming incapable of fulfillment or that would otherwise prevent, interfere with, frustrate or delay consummation of the Merger (each of the foregoing actions or transactions, a "Frustrating Transaction"), in each case, at the Media Metrix Meeting or any other meeting of stockholders of Media Metrix at which any such matters are considered and at every adjournment thereof (and, if applicable, in connection with any solicitation of written consents of stockholders of Media Metrix). Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder is delivering to Jupiter, contemporaneously herewith, a proxy in the form attached hereto as Exhibit B (each, the "Proxy"), with the total number of the Stockholder's Media Metrix Shares correctly indicated thereon. Each Stockholder hereby represents and warrants that any proxies heretofore given in respect of its Media Metrix Shares are not irrevocable and that all such proxies are hereby revoked. Each Stockholder acknowledges that Jupiter is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement and the Proxies. Each Stockholder hereby affirms that the Proxy is given in connection with the execution of the Merger Agreement, that the Proxy is given to secure the performance of the duties of the Stockholder under this Agreement, that the Proxy is coupled with an interest and may under no circumstances be revoked, and that the Proxy is executed and intended to be irrevocable in accordance with
Section 212(e) of the Delaware General Corporation Law. Each Stockholder hereby ratifies and confirms all that the proxies and attorneys-in-fact appointed under the Proxy may lawfully do or cause to be done by virtue thereof.

         Section 5. Restrictive Covenants. Each of the Stockholders hereby covenants and agrees with Jupiter as follows:

                  (a) The Stockholder's Media Metrix Shares and the certificates representing such Media Metrix Shares will at all times during the term hereof be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all Share Arrangements (including any voting trust or other Share Arrangement relating to the voting of such Media Metrix Shares) or other Encumbrances, other than this Agreement and the Proxy and the NPD Option; and

                  (b) The Stockholder will not transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, or enter into any Contract with respect to any Transfer of, any or all of the Stockholder's Media Metrix Shares, or any interest therein.

         Notwithstanding the foregoing, the provisions of this Section 5 (i) shall not apply to Greylock IX Limited Partnership ("Greylock") and nothing herein shall restrict Greylock's ability to transfer any of its Media Metrix Shares, or any interest therein, and (ii) shall not restrict the NPD Group, Inc. from complying with the terms of the NPD Option.

         Section 6. Additional Media Metrix Shares. Each Stockholder agrees that, in the event that, after its execution of this Agreement, there occurs any stock dividend, stock split, recapitalization, reclassification, combination or share exchange on, of or affecting the Stockholder's Media Metrix Shares, the number of Media Metrix Shares set forth opposite the Stockholder's name on Exhibit A shall, without further action of the parties, be deemed to have been adjusted appropriately. In addition, each Stockholder agrees that, in the event that, after its execution of this Agreement, (a) the Stockholder purchases or otherwise acquires beneficial ownership of any additional Media Metrix Shares (including through the exercise of any warrants or stock options or any right under any other Share Arrangements), or (b) the Stockholder acquires the right to vote or share in the voting of any additional Media Metrix Shares (collectively, "New Shares"), the New Shares shall, without further action of the parties, be subject to the terms of this Agreement and the Proxy to the same extent as if the New Shares had been owned by the Stockholder on the date hereof. At Jupiter's request, the Stockholder shall deliver promptly to Jupiter an irrevocable proxy identical in form to the Proxy with respect to such New Shares. If the Stockholder acquires any New Shares it shall promptly notify Jupiter of such acquisition.

         Section 7. Competing Transaction. Each Stockholder agrees that the Stockholder will not, nor will the Stockholder authorize or permit any investment banker, attorney or other advisor, agent or representative of the Stockholder to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any Competing Transaction, or negotiate or otherwise engage in discussions with any person (other than Jupiter, Merger Sub, Media Metrix or their respective directors, officers, employees, advisors, agents or representatives) with respect to any Competing Transaction or commit or agree to take any action inconsistent with the transactions contemplated by the Merger Agreement. Each Stockholder agrees that it will immediately cease all existing activities, discussions and negotiations with any persons conducted heretofore with respect to any proposal for a Competing Transaction. Each Stockholder agrees promptly to advise Jupiter in writing of the receipt, directly or indirectly, of any inquiries or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the Third Party), and to keep Jupiter fully informed of the status of any such inquiries or proposals, of the furnishing of information to the Third Party, and of any negotiations or discussions relating thereto (including any changes or adjustments to the terms of such Competing Transaction as a result of negotiations or otherwise).

         Section 8. Fiduciary Duty. Nothing herein contained shall restrict, limit or prohibit any person who is a director, officer or controlling person of any of the Stockholders and who is also a director or officer of Media Metrix from exercising, in his capacity as director or officer of Media Metrix, his fiduciary duties to the stockholders of Media Metrix under applicable Law, provided that nothing in this Section 8 shall relieve or be deemed to relieve the Stockholder from its obligations under Sections 4, 5 and 6 hereof.

         Section 9. Termination. This Agreement shall terminate upon the earliest to occur of (A) the Effective Time, (B) the three month anniversary of the date of termination of the Merger Agreement pursuant to Section 7.1(d), (h) (by reason of a breach of covenants or agreements by Media Metrix) or (j) thereof, and (C) the date of termination of the Merger Agreement pursuant to any other provisions of Section 7.1. Nothing in this Section 9 shall relieve any party of liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.

         Section 10. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         Section 11. Counterparts. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

         Section 12. Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         Section 13. Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 13 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 13.

                  If to Jupiter:

                  Jupiter Communications, Inc.
                  627 Broadway, 2nd Floor
                  New York, NY 10012
                  Attention:   Alan N. Shapiro, Esq.
                  Telecopier:  (212) 260-6848

                  if to a Stockholder, to such Stockholder at its address set forth below its name on the signature page.

         Section 14. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (except by operation of law) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including any successor by merger or otherwise.

         Section 15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         Section 16. Enforcement of Agreement. Each party hereto agrees that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by any of them and that in addition to all other remedies available to any of them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

         Section 17. Entire Agreement; Amendments and Waivers. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This

Agreement may not be amended, and no provisions hereof may be waived by any party, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall such waiver be deemed a continuing waiver of any provision hereof by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of the right to exercise any such or other right, power or remedy or to demand such compliance.

         Section 18. Headings. All Section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 19. Further Assurances. Each Stockholder shall, from time to time, execute and deliver or cause to be executed and delivered, such additional or further consents, documents and other instruments as Jupiter may request for the purpose of effectuating the matters covered by this Agreement, including the granting of additional proxies as set forth in Section 6 hereof. Each Stockholder shall also use its best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement or the Merger Agreement.

         Section 20. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.


                                 JUPITER COMMUNICATIONS, INC.


                                 By:__________________________
                                    Name:
                                    Title:

                                 THE 1995 STACEY JOHNSON TRUST


                                 By:__________________________
                                    Trustee: Franklin L. Green


                                 By:___________________________
                                    Trustee: Deborah Raizes


                                 THE 1995 SCOTT JOHNSON TRUST


                                 By:__________________________
                                    Trustee: Franklin L. Green


                                 By:___________________________
                                    Trustee: Deborah Raizes


                                 THE NPD GROUP, INC.


                                 By:__________________________
                                    Name: Tod Johnson
                                    Title: Chairman and Chief Executive Officer
                                    Address: 900 West Shore Road
                                             Port Washington, NY  11050

GREYLOCK IX L.P.


                                 By:__________________________
                                    Name:  Henry McCance
                                    Address:

                                                                       EXHIBIT A

                                     Part 1



                                        Number of
Name of Stockholder                 Media Metrix Shares        Record Owner              Beneficial Owner
-------------------                 -------------------        ------------              ----------------
The 1995 Stacey Johnson Trust            883,342               Goldman Sachs & Co.       The 1995 Stacey Johnson Trust

The 1995 Scott Johnson Trust             883,342               Goldman Sachs & Co.       The 1995 Scott Johnson Trust

The NPD Group, Inc.(1)                 4,140,560               The NPD Group, Inc.       The NPD Group, Inc.

Greylock IX L.P.                       1,242,529               Greylock IX L.P.          Greylock IX L.P.


                                     Part 2

Name of Stockholder           Number of Media Metrix Shares            Type of Share Arrangement
-------------------           -----------------------------            -------------------------
None.




--------
(1) Of the 4,140,560 Media Metrix shares owned by NPD, 384,038 Media Metrix shares are required to be sold to certain present or former employees or advisors of NPD upon the exercise of options granted on such shares pursuant to an NPD benefit plan.

                                                                       EXHIBIT B


                            FORM OF IRREVOCABLE PROXY
         The undersigned Stockholder of Media Metrix, Inc., a Delaware corporation ("Media Metrix"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes _________, _________ and _________, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's voting rights with respect to (a) the outstanding shares of common stock, $.01 par value, of Media Metrix (the "Media Metrix Shares") owned by the undersigned as of the date of this Proxy, which shares are specified on the final page of this Proxy, and (b) any and all other Media Metrix Shares which the undersigned may acquire on or after the date hereof. Upon the execution hereof, all prior proxies given by the undersigned with respect to any of its Media Metrix Shares are hereby revoked, and the undersigned agrees that no subsequent proxy will be given with respect to any of its Media Metrix Shares.

         This Proxy (i) is irrevocable, (ii) is coupled with an interest, (iii) is granted in connection with the execution and delivery of the Voting Agreement dated as of the date hereof between Jupiter Communications, Inc. ("Jupiter") and the undersigned and certain other stockholders of Media Metrix (the "Voting Agreement"), and (iv) is granted in consideration of Jupiter entering into the Agreement and Plan of Merger dated as of the date hereof among Jupiter, Merger Sub Corp. and Media Metrix (the "Merger Agreement").

         Each of the proxies named above (and their respective successors) will be empowered, and may exercise this Proxy, to vote the undersigned's Media Metrix Shares (a) in favor of approval of the Merger (as defined in the Merger Agreement) and the Merger Agreement and any other matter necessary for the consummation of the Merger, (b) against any Competing Transaction (as defined in the Merger Agreement), and (c) against any proposed action or transaction that would result in a breach of any representation, warranty, covenant or agreement of Media Metrix under the Merger Agreement or result in any of the conditions contained in Section 6.1 or 6.2 of the Merger Agreement becoming incapable of fulfillment or that would otherwise prevent, interfere with, frustrate or delay consummation of the Merger, in each case, at the Media Metrix Meeting (as defined in the Merger Agreement) or any other meeting of stockholders of Media Metrix at which any such matters are considered and at every adjournment thereof (and, if applicable, in connection with any solicitation of written consents of stockholders of Media Metrix).

         This Proxy shall terminate upon the valid termination of the Voting Agreement.

                                           Stockholder



Dated:  June __, 2000                      By:___________________________




                                           Number of Media Metrix Shares
                                           owned as of the date of this
                                           Proxy:

                                           ______________________________